                                  SCHEDULE 14A

                                 (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No. ___)

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:
/ /  Preliminary Proxy Statement
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Materials Pursuant to 14a-11(c) or Rule 14a-12

                              Crosswalk.com, Inc.
  ----------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

  ----------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement
                           if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

     (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

        ------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5) Total fee paid:

        ------------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

        ------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
     (3) Filing Party:

        ------------------------------------------------------------------------
     (4) Date Filed:

        ------------------------------------------------------------------------

(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                              CROSSWALK.COM, INC.
                      4100 LAFAYETTE CENTER DR. SUITE 110
                           CHANTILLY, VIRGINIA 20151

                                                                  March 29, 2000

TO OUR STOCKHOLDERS:

     You are hereby cordially invited to attend the Annual Meeting of Stockholders of Crosswalk.com, Inc. ("Crosswalk" or the "Company") to be held at Conference Room B at the Eastern Loudoun Regional Library located at 21030 Whitfield Place Sterling, Virginia at 10:30 a.m. local time on Wednesday, May 3, 2000.

     At the Annual Meeting, stockholders will be asked to:

1. Consider and vote upon a proposal to elect nine members to our Board of Directors;

2. Consider and vote upon a proposal to approve an amendment to the Crosswalk.com, Inc. 1998 Stock Option Plan to increase by 400,000, the number of shares of Common Stock issuable thereunder;

3. Consider and vote upon the ratification of the decision of our Board of Directors to retain Ernst & Young LLP as Crosswalk's Independent Auditors for fiscal year 2000;

4.   Consider such other business as may properly come before the Annual
     Meeting.

     Information concerning the foregoing proposals and the Annual Meeting are contained in the attached Notice of Annual Meeting and Proxy Statement. Your vote is important, as is the vote of every stockholder, and the Board of Directors of Crosswalk.com, Inc. appreciates the cooperation of stockholders who are unable to attend in person in directing proxies to vote at the meeting. Therefore, it is important that your shares be represented at the meeting in person or, should you be unable to attend the Annual Meeting, by your signing and returning the enclosed proxy in the accompanying envelope for receipt prior to the meeting date.

                                                           Sincerely,

                                                           James G. Buick
                                                           Chairman of the Board
                                                           Crosswalk.com, Inc.

                              CROSSWALK.COM, INC.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                      to be held on Wednesday, May 3, 2000

To the stockholders of                                            March 29, 2000
Crosswalk.com, Inc.

Notice is hereby given that the Annual Meeting of Stockholders of Crosswalk.com, Inc. ("Crosswalk" or the "Company") will be held at Conference Room B at the Eastern Loudoun Regional Library located at 21030 Whitfield Place Sterling, Virginia at 10:30 a.m. local time on Wednesday, May 3, 2000 for the following purposes:

     1. To consider and vote upon a proposal to elect nine members to the Company's Board of Directors;

     2. To consider and vote upon a proposal to approve an amendment to the Crosswalk.com, Inc. 1998 Stock Option Plan to increase by 400,000, the number of shares of Common Stock issuable thereunder;

     3. To consider and vote upon the ratification of the decision of our Board of Directors to retain Ernst & Young LLP as Crosswalk's Independent Auditors for fiscal year 2000;

     4. To consider such other business as may properly come before the Annual Meeting.

Only Crosswalk.com, Inc. stockholders of record as of the close of business on March 17, 2000, are entitled to receive notice of and to vote at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for examination during normal business hours by any of our stockholders, for a period of ten days prior to the Annual Meeting at our principal executive offices at the address set forth above.

Your vote is important, as is the vote of every stockholder, and the Board of Directors of Crosswalk.com, Inc. appreciates the cooperation of stockholders who are unable to attend in person in directing proxies to vote at the meeting. Therefore, it is important that your shares be represented at the meeting in person or, should you be unable to attend the meeting, by your signing and returning the enclosed proxy in the accompanying envelope for receipt prior to the meeting date.

TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY.

If you have any questions, please contact Gary Struzik, Chief Financial Officer and Secretary at 703-968-4808, Ext. 123.

By order of the Board of Directors,

James G. Buick
Chairman of the Board
Crosswalk.com, Inc.

                                PROXY STATEMENT
                              CROSSWALK.COM, INC.
                     4100 Lafayette Center Drive Suite 110
                           Chantilly, Virginia 20151

This proxy is furnished to Crosswalk.com, Inc. ("Crosswalk" or the "Company") stockholders of record as of the close of business on March 17, 2000 (the "Record Date"), for use at the Annual Meeting of Stockholders to be held at Conference Room B of the Eastern Loudoun Regional Library, 21030 Whitfield Place, Sterling, Virginia on Wednesday, May 3, 2000, at 10:30 a.m., local time, and at any adjournment thereof (the "Annual Meeting"). The enclosed proxy is being solicited by the Board of Directors of Crosswalk and is subject to revocation at any time prior to the voting of the proxy. This proxy, when properly executed, will be voted in the manner directed by you, the stockholder. If no direction is made, this proxy will be voted FOR or IN FAVOR of the proposals, in accordance with the instructions on the proxy card. This Proxy Statement and the enclosed proxy card are being sent to stockholders on or about March 30, 2000. Only Crosswalk.com, Inc. stockholders of record as of the close of business on March 17, 2000, (the "Record Date") may vote at the Annual Meeting.

                 VOTING PROCEDURES AND REVOCABILITY OF PROXIES

The accompanying proxy card is designed to permit each stockholder of record at the close of business on the Record Date to vote on matters as described in the accompanying Notice of Annual Meeting of Stockholders, and on any other proposal properly brought before the Annual Meeting. The proxy card provides space for a stockholder to vote in favor of or to withhold voting for each nominee for the Board of Directors, or to vote for, against or abstain from voting on all other proposals. Votes of attending stockholders will be taken by written ballots. The election of directors will be decided by a plurality of the votes cast at the Annual Meeting by the holders of the Common Stock. In all other matters, the affirmative vote of a majority of the votes present or represented by proxy and entitled to be cast at the Annual Meeting by the holders of the Common Stock is required to take stockholder action.

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the votes entitled to be cast by all holders of the Common Stock will constitute a quorum for the transaction of business at the Annual Meeting. If a quorum is not present, in person or by proxy, the Annual Meeting may be adjourned until a later time when a quorum is obtained. Abstentions and broker nonvotes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business. With respect to all matters other than the election of directors, an abstention will have the same effect as a vote against any specified proposal. A broker nonvote will have no effect on the outcome of any vote of the stockholders. Stockholders are urged to sign the accompanying proxy card and return it promptly.

When a signed proxy card is returned with a vote specified, the shares represented will be voted by the proxies designated on the proxy card in accordance with the stockholder's instructions. The proxies for the stockholders are James G. Buick and William M. Parker. A stockholder wishing to name another person as his or her proxy may do so by designating another proxy by inserting the name(s) of such other person(s) to act as his or her proxy(ies). In that case, it will be necessary for the stockholder to sign the proxy card and deliver it to the person named as his or her proxy and for the person so named to be present and vote at the Annual Meeting. Proxy cards so marked should not be mailed to us at our principal executive offices.

If a signed proxy card is returned and the stockholder has made no voting specification, the shares will be voted:

- for the election of each of the nominees for the Board of Directors identified herein;

- for approval of the proposal to amend the Crosswalk.com, Inc. 1998 Stock Option Plan to increase by 400,000 the number of shares of Common Stock issuable thereunder;

- for the ratification of Ernst & Young LLP as Crosswalk's independent auditors for fiscal 2000 and

- at the discretion of the proxies, on any other matter that may properly come before the Annual Meeting. Valid proxies will be voted at the Annual Meeting in the manner specified.

Any stockholder giving a proxy has the unconditional right to revoke it at any time before it is voted by either:

-    notifying the Secretary of the Company in writing,

-    executing a subsequent proxy or,

-    personally appearing at the Annual Meeting and casting a contrary vote.

However, no revocation will be effective unless we at or prior to the Annual Meeting have received notice of such revocation.

As of the Record Date, 7,633,352 shares of Common Stock were issued and outstanding.

                             ADDITIONAL INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act") and are therefore required to file periodic reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission") related to our business, financial statements and other matters. Such reports, proxy statements and other information are available for inspection and copying at the Commission's principal office, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549; the Northeast Regional Office of the Commission at 7 World Trade Center, Suite 1300, New York, New York 10048; and the Midwest Regional Office of the Commission, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60611, where copies may be obtained upon payment of the fees prescribed by the Commission from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Such documents may also be obtained through the Web site maintained by the Commission at http://www.sec.gov.

PROPOSAL ONE--ELECTION OF MEMBERS OF THE BOARD OF DIRECTORS

The Board of Directors of Crosswalk set the number of directors constituting the Board at eleven. The following nine persons, all of whom currently serve as directors, have been designated by the Board of Directors as nominees for election as director: JAMES G. BUICK, WILLIAM M. PARKER, STEPHEN M. WIKE, DR. ROBERT C. VARNEY, DANE B. WEST, BRUCE E. EDGINGTON, CLAY T. WHITEHEAD, EARL E. GJELDE, AND WILLIAM RUSSELL 'MAX' CAREY, JR. If elected, each director will hold office until the annual meeting of stockholders in the year 2001 or until his successor is duly elected and qualified. The Board of Directors intends to seek nominees to fill the remaining positions as soon as possible following the Annual Stockholder Meeting.

The election of directors will be decided by a plurality of the votes cast at the meeting by the holders of the Common Stock, and accordingly, abstentions and "broker non-votes" will have no effect on the election of directors. A broker non-vote occurs if a broker or other nominee does not have discretionary authority and has not received instructions with respect to a particular item. Stockholders may not cumulate their votes in the election of directors.

All nominees have consented to serve if elected, but, if any nominee becomes unable to serve, the persons named as proxies may exercise their discretion to vote for a substitute nominee. Management has no reason to believe that any of the nominees will be unable to serve.

            THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" EACH OF THE NOMINEES FOR DIRECTOR SET FORTH ABOVE

PROPOSAL TWO--APPROVAL OF THE AMENDMENT TO THE CROSSWALK.COM INC. 1998 STOCK OPTION PLAN TO INCREASE BY 400,000 THE NUMBER OF SHARES OF COMMON STOCK ISSUABLE THEREUNDER.

The Board of Directors has adopted an amendment to the 1998 Crosswalk.com, Inc. Stock Option Plan (the "1998 Plan"), a copy of which is attached as an appendix, to, among other things, increase the number of shares of Common Stock issuable under the 1998 Plan from 800,000 to 1,200,000. The Board of Directors has deemed the number of shares currently available under the 1998 Plan insufficient in light of the continued growth of operations, to enable us to effectively attract key employees or to facilitate strategic alliances with targeted organizations and/or acquisitions. The Board has determined that it is in the best interest of Crosswalk to increase the number of shares available for issuance under the 1998 Plan in order to provide management the incentives necessary to carry out our business plan.

The material features of the 1998 Plan are discussed below, but the description is subject to, and is qualified in its entirety by the full text of the 1998 Plan incorporated by reference herein.

GENERAL. The purpose of the 1998 Plan is to advance the interests of Crosswalk by providing an opportunity for our directors, selected key employees and consultants to purchase shares of our Common Stock. By encouraging stock ownership, we seek to attract, retain and motivate directors, key employees, and consultants including ministry partners. The 1998 Plan is administered by the Compensation Committee of the Board of Directors or by the Board of Directors as a whole.

As of the Record Date:

- options for 2,057,937 shares had been granted under the 1997 Stock Option Plan (the "1997 Plan"), at a weighted average price of $4.62 per share, of which options for 190,870 shares were exercised

- options for 370,974 shares had been granted under the 1998 Plan at a weighted average price of $8.56 per share, none of which had been exercised

- An additional 429,026 shares are available for future grants under the 1998 Plan

In December 1998, we filed a Registration Statement Form S-8 with the Securities and Exchange Commission to register the shares underlying the 1998 Plan. The closing price of our Common Stock as reported on The Nasdaq National Market on March 15, 2000 was $5.00 per share.

The Board is recommending adoption of the amendment to the 1998 Plan in order to ensure that sufficient shares are available in the future to reward and motivate employees and to attract new employees, and to facilitate strategic alliances, acquisitions and consulting arrangements.

STOCK SUBJECT TO THE 1998 PLAN. Under the 1998 Plan as it existed prior to amendment, options to purchase 800,000 shares of Common Stock may be granted. If any stock options granted under the 1998 Plan shall terminate, expire or are canceled as to any shares, new stock options may thereafter be granted covering such shares. In addition, any shares purchased under the 1998 Plan subsequently repurchased by us pursuant to the terms of the 1998 Plan may again be granted under the 1998 Plan. The shares issued upon exercise of stock options under the 1998 Plan may, in whole or in part, be either authorized but unissued shares of Common Stock or issued shares acquired and reissued by Crosswalk.

ADMINISTRATION OF THE 1998 PLAN. The Board of Directors or the Compensation Committee administers the 1998 Plan as delegated by the Board. The Board of Directors has sole authority to select the participants that will be granted stock options, based on its own determination and the recommendations of the Compensation Committee and Company management with respect to the contributions of each participant to the success of Crosswalk. The Compensation Committee will make recommendations to the Board for approval of actions including, but not limited to determining the nature, extent, timing, exercise price, vesting and duration of stock options to the termination of the 1998 Plan or acceleration of stock option vesting.

The Board of Directors independently, or at the advice of the Compensation Committee, also has discretion to:

-    prescribe all other terms and conditions consistent with the 1998 Plan,

-    to interpret the 1998 Plan,

- to establish any rules or regulations relating to the 1998 Plan that it determines to be appropriate, and,

- to make any other determination that it believes necessary or advisable for the proper administration of the 1998 Plan.

GRANT OF STOCK OPTIONS. The Compensation Committee, upon approval of the Board of Directors, may grant nonqualified stock options or incentive stock options to purchase shares of Common Stock. The grant of stock options will be evidenced by option agreements containing such terms and provisions as are determined and approved by the Board of Directors, including, but not limited to, the term of the stock option, vesting of the stock option, and the exercise price of the stock option. The stock option exercise price may be paid in cash, or, at management's option, in shares of Common Stock.

STOCK OPTION EXPIRATION AND TERMINATION. Subject to the expiration and termination provisions of individual option agreements, qualified incentive stock options expire five to ten years after the date of grant. The expiration and termination periods of nonqualified stock options will be determined by the Board of Directors based on recommendation of the Compensation Committee and set forth in the individual stock option agreements. The expiration and termination provisions of the Plan are as follows:

- if a participant becomes disabled, all vested stock options may be exercised at any time within one year (or the remaining term of the stock option, if less).

- if the optionee dies at a time when the option was exercisable by him, then his estate, personal representative or beneficiary to whom it has been transferred may exercise the option over the period of its natural expiration, or thirty days after the date of death, whichever is later.

- if a participant ceases to be a Company employee for any other reason, other than for cause, he or she must exercise any vested stock options within thirty days (or the remaining term of the stock option, if less).

- all vested stock options granted to outside Board members for services rendered while on the Board, will remain in place until their normal expiration, whether the individual remains an active Board member or not, as the Options were granted in recognition of services rendered while the individual was an active Board member.

- all vested stock options granted to consultants and ministry partners for services rendered while contracted by Crosswalk, will remain in place until their normal expiration, as the options were granted in recognition of services rendered while the individual was contracted by Crosswalk.

- The Compensation Committee may recommend extending nonqualified option exercise dates on a case by case basis, subject to Board approval.

AMENDMENTS TO THE 1998 PLAN. The Board of Directors may amend or discontinue the 1998 Plan at any time, subject to certain restrictions set forth in the 1998 Plan, including the ability to revise the number of shares reserved for issuance thereunder. Except in limited circumstances, no amendment or discontinuance may adversely affect any previously granted stock option award without the consent of the recipient thereof.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES. The following general description of federal income tax consequences is based upon current statutes, regulations and interpretations and does not purport to be complete. Reference should be made to the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"). There also may be state, local and foreign income tax consequences applicable to transactions involving stock options. In addition, the following description does not address specific tax consequences applicable to an individual participant who receives an incentive stock option and does not address special rules that may be applicable to directors and officers.

Under existing federal income tax provisions, a participant who receives stock options will not normally realize any income, nor will Crosswalk normally receive any deduction for federal income tax purposes, upon the grant of a stock option. When a non-qualified stock option granted pursuant to the 1998 Plan is exercised, the employee generally will realize ordinary income (compensation) measured by the difference between the aggregate purchase price of shares as to which the option is exercised and the aggregate fair market value of the shares on the exercise date, and Crosswalk generally will be entitled to a deduction in the year the stock option is exercised equal to the amount the employee is required to recognize as ordinary income. Any taxable income recognized in connection with a non-qualified stock option exercised by an optionee who is also our employee will be subject to tax withholding by Crosswalk. The basis for determining gain or loss upon a subsequent disposition of Common Stock acquired upon the exercise of a non-qualified stock option will be the purchase price paid Crosswalk for the shares increased by an amount included in the optionee's taxable income resulting from the exercise of such option. The holding period for determining whether gain or loss on such subsequent disposition is short-term or long-term generally begins on the date on which the optionee acquires the shares.

 An employee generally will not recognize any income upon the exercise of an incentive stock option, but the exercise may, depending on particular factors relating to the employee, subject the employee to the alternative minimum tax. An employee will recognize capital gain or loss in the amount of the difference between the exercise price and the sale price on the sale or exchange of stock acquired pursuant to the exercise of an incentive stock option, provided that the employee does not dispose of such stock within two years from the date of grant and one year from the date of exercise of the incentive stock option (the "Required Holding Periods"). An employee disposing of such shares before the expiration of the Required Holding Periods will recognize ordinary income equal to the lesser of (i) the difference between the option price and the fair market value of the stock on the date of exercise, or (ii) the total amount of gain realized. The remaining gain or loss is generally treated as short-term or long-term gain or loss depending on how long the shares are held. Crosswalk will not be entitled to a federal income tax deduction in connection with the exercise of an incentive stock option, except where the employee disposes of the shares received upon exercise before the expiration of the Required Holding Periods.

STOCKHOLDER APPROVAL. The affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve the amendment to the 1998 Plan. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum, but will not be considered as being voted in favor of the amendment. The Board of Directors believes that the amendment to the 1998 Plan is in the best interests of Crosswalk and our stockholders.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE PROPOSAL TO AMEND THE CROSSWALK.COM, INC. 1998 STOCK OPTION PLAN TO INCREASE
      BY 400,000 THE NUMBER OF SHARES OF COMMON STOCK ISSUABLE THEREUNDER.

PROPOSAL THREE--RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

Ernst & Young LLP, independent certified public accountants, has served as our independent auditors since December 17, 1999. The Board of Directors has selected Ernst & Young LLP as our independent auditors for fiscal year 2000 and recommends that the stockholders ratify this selection. The Board of Directors has been advised that Ernst & Young LLP has no relationship bearing on independence with Crosswalk or our subsidiaries.

A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, and will have an opportunity to make a statement if he desires to do so and is expected to be available to respond to appropriate questions.

The ratification of the selection of Ernst & Young LLP will require the affirmative vote of a majority of Crosswalk's shares present, in person or represented by proxy and entitled to vote at the Annual Meeting.

               THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE
                RATIFICATION OF ERNST & YOUNG LLP AS CROSSWALK'S
                              INDEPENDENT AUDITORS

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table and accompanying notes contain information about the beneficial ownership of Crosswalk Common Stock as of March 17, 2000 by (a) Crosswalk's chief executive officer ("CEO"), William M. Parker, (b) each of Crosswalk's directors and director nominees, (c) each person known by us to be the beneficial owner of more than 5% of Crosswalk's Common Stock, and (d) all of Crosswalk's executive officers and directors as a group. Except as otherwise indicated below, each of the stockholders named below has sole voting and investment power with respect to the shares of Common Stock beneficially owned. Effect has been given to shares reserved for issuance under outstanding stock options where indicated:

---------------------------------------------------------------------------------------------------------------------
                                Number of Shares    Right to Acquire(2)   Restricted Stock(3)  Percent of Outstanding
        Name                        Owned(1)                                                           Shares(4)
---------------------------------------------------------------------------------------------------------------------
Stephen M. Wike
4100 Lafayette Center Dr.
Chantilly, VA 20151                 ---                  ---                     494,845                  6.4%

---------------------------------------------------------------------------------------------------------------------
Bruce E. Edgington
7857 Heritage Drive
Annandale, VA 22003                     66,200               135,916             257,206                  5.9%

---------------------------------------------------------------------------------------------------------------------
William M. Parker
4100 Lafayette Center Dr.
Chantilly, VA 20151                 ---                      263,000               6,000                  3.4%

---------------------------------------------------------------------------------------------------------------------
Robert C. Varney, Ph.D.
2024 Upper Lake Dr.
Reston, VA 20191                        21,500               226,848              23,956                  3.4%

---------------------------------------------------------------------------------------------------------------------
Dane B. West(5)
721 Tranquility Road
Purcellville, VA 20132              ---                      168,996              65,001                  2.9%

---------------------------------------------------------------------------------------------------------------------
William H. Bowers(6)
13906 Valley Country Drive
Chantilly, VA 20151                 ---                      140,044              87,692                  2.9%

---------------------------------------------------------------------------------------------------------------------
James G. Buick
2047 Little Heron Court
Grand Rapids, MI                         4,000                43,340         ---                           .6%

---------------------------------------------------------------------------------------------------------------------
Clay T. Whitehead
1320 Old Chain Bridge Rd.
McLean, VA 22101                         2,000                40,635         ---                           .5%

---------------------------------------------------------------------------------------------------------------------
Earl E. Gjelde
42 Bristlecone Crt.
Keystone, CO 80435                       2,500                38,817         ---                           .5%

---------------------------------------------------------------------------------------------------------------------
William R. 'Max' Carey(7)
665 River Knoll Drive
Marietta, GA 30067                  ---                       38,635         ---                           .5%

---------------------------------------------------------------------------------------------------------------------
All officers and directors
as a group (11 persons)                 97,500             1,185,647             934,700                 25.1%
---------------------------------------------------------------------------------------------------------------------

     (1) Excludes shares that are restricted stock holdings, or may be acquired through stock option exercises.

     (2) Shares, which named persons have a right to acquire during the period 60 days from the Record Date of March 17, 2000.

     (3)  Shares subject to vesting schedule and other restrictions.

     (4) Based upon 7,633,352 shares of Common Stock outstanding as of the Record Date.

     (5) Does not include 24,000 shares of Common Stock owned by Mr. West's parents and Mr. West's spouse's parents, as to which Mr. West disclaims beneficial ownership.

     (6) Mr. Bowers ceased to be an officer March 10, 2000 and a director May 2, 2000.

     (7) Does not include 17,145 shares of Common Stock issuable to Corporate Resource Development Inc.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires that our executive officers and directors and persons who own more than ten percent of a registered class of Crosswalk's equity securities (collectively, the "Reporting Persons") to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Company with copies of these reports. The Company believes that all filings required to be made by the Reporting Persons during the fiscal year ended December 31, 1999 were made on a timely basis.

                                   MANAGEMENT

The following table sets forth the names, ages and positions of the executive officers and directors of the Company as of the date of the Annual Shareholder Meeting. Their respective backgrounds are described following the table:

Name                                       Age                        Title
----                                       ---                        -----
James G. Buick                             67             Chairman of the Board of Directors
William M. Parker (1) (3)                  46             Chief Executive Officer, President and Director
Stephen M. Wike                            50             Chief Operating Officer
Gary A. Struzik                            44             Chief Financial Officer and Secretary
Dane B. West                               45             Founder and Director
Robert C. Varney, Ph.D.                    55             Director
Bruce E. Edgington (1) (2) (3)             42             Director
Clay T. Whitehead (2)                      61             Director
Earl E. Gjelde (1) (2)                     55             Director
W.R. 'Max' Carey (2) (3)                   52             Director

------------
(1) Members of Compensation Committee
(2) Members of Audit and Investment Committee
(3) Members of Nominating Committee

JAMES G. BUICK has been Chairman of the Board of Directors since January 15, 1998, and a director since April 1997. Since 1993 he has been self employed as a management consultant in the area of business strategic long range financial planning. From 1984 to 1993, he was President and Chief Executive Officer of the Zondervan Corporation, a firm engaged in the distribution of Bibles, books, computer software, and religious gifts. He also currently is on the Board of Directors of Spartan Stores, a firm engaged in food wholesale and operations.

WILLIAM M. PARKER has been the Chief Executive Officer and President since April 1998 and a director since March 1998. From April 1996 through March 1998, Mr. Parker was Executive Vice President and Manager of the Information Systems Division of CACI International Inc., an international information technology product and services company. From 1992 to 1996, he was Executive Vice President and Director of Business Development for CACI International Inc., where he was instrumental in winning substantial new business, leading to significant corporate growth. Mr. Parker received a BS degree from the U.S. Naval Academy.

STEPHEN M. WIKE has been Chief Operating Officer since January 1, 2000. Mr. Wike was Editor-in-chief of Crosswalk from August 1999 until January 2000. Prior to that, Mr. Wike President and Founder of Wike Associates, Inc. dba Media Management, creators of GOSHEN.net which was acquired by Crosswalk.com in August 1999. Prior to founding Media Management in 1979, Mr. Wike was a publisher with Christianity Today, Inc.

GARY A. STRUZIK has been the Chief Financial Officer and Secretary since April 1997 and was Vice President Finance and Administration of Crosswalk's predecessor entities from February 1996 until April 1997. Mr. Struzik was Director of Accounting for Loral Defense Systems (formally Unisys Defense Systems) from February 1995 through February 1996 and Director of Accounting for Unisys Defense Systems from October 1987 through February 1995, where his responsibilities included financial statement preparation, external audit liaison, policy and procedures. Mr. Struzik received a BA degree in Economics from the State University of New York at Oswego in May 1977 and an MBA from Chapman College in October 1984.

DANE B. WEST is a founder and has served as a director of Crosswalk and our predecessor entities since our inception in 1993. From June 1998 through March 10, 2000, he was our Vice President of Business Development and Sales. From May 1993 to April 1998, Mr. West was President of Crosswalk and our predecessor entities. From January 1992 through April 1993, Mr. West was a student at the University of Virginia. Mr. West is an ordained minister with 15 years of ministry leadership experience. As a pastor, he recruited, trained and managed a volunteer staff of more than 300 persons. He has completed doctoral studies in educational administration at the University of Virginia. He received a BA in Biblical Studies from The Washington Bible College in 1978, and an MA in Christian Education from Talbot Theological Seminary in 1981.

ROBERT C. VARNEY, PH.D. has been a director of Crosswalk and our predecessor entities since July 1995. From July 1995 to January 1998, Dr. Varney also served as Chairman of the Board of Directors of Crosswalk. From July 1995 to April 1998, Dr. Varney also served as Crosswalk's Chief Executive Officer. From 1993 to 1995, he managed his personal real estate holdings. Dr. Varney was Chairman and Chief Executive Officer of International Telesystems Corporation ("ITC"), a firm engaged in outbound call center automation, from 1985 through 1993. Dr. Varney received a B.S. degree from the University of Rochester in June 1966 and an M.S. and a Ph.D. degree in Computer Science from Pennsylvania State University in 1969 and 1971, respectively.

BRUCE E. EDGINGTON has been director of Crosswalk and our predecessors since November 1995. From 1979 through 1988, Mr. Edgington was a registered representative with Johnston Lemon & Co., a securities broker-dealer, where his responsibilities included the management of retail securities accounts and administration. In 1988 he founded and continues to be an officer, director and stockholder of DiBiasio & Edgington, a firm engaged in providing software to investment firms and money managers.

CLAY T. WHITEHEAD has served as a Crosswalk director since April 1997 and, since 1987, has been the President of Clay Whitehead Associates, a consulting firm in the areas of strategic planning and business development concentrating on the telecommunications and media industries. Mr. Whitehead holds a B.S. and M.S. in Electrical Engineering and a Ph.D. in Management, all from the Massachusetts Institute of Technology and from 1969 through 1974 held various federal government positions, including Director of the U.S. Office of Telecommunications Policy. He was the founder of Hughes Communications (now PanAmSat) in the U.S. and of the Astra television satellite business in Europe.

EARL E. GJELDE has served as a Crosswalk director since April 1997. From 1989 through 1993, he was Vice President of Chemical Waste Management, Inc. and from 1991 to 1993 was Vice President of Waste Management Inc. (currently WMX Technologies, Inc.). Since 1991, Mr. Gjelde has been Managing Director, Summit Group International, Ltd., an energy and natural resource consulting firm with Internet based security controlled document systems and Managing Director, Summit Energy Group, Ltd., an energy development company and since 1996, a partner in Pipeline Power Partners, LP, a natural gas services company. From 1980 through 1989, Mr. Gjelde held various federal government positions including Under Secretary and Chief Operating Officer of the U.S. Department of Interior from 1985 through 1989 and Special Assistant to the Secretary, Chief Operating Officer, U.S. Department of Energy from 1982 through 1985. He is a member of the Board of Directors of The United States Energy Association, The World Energy Congress, the National Wilderness Institute, Allied Technologies Group, Inc., and publicly held Electrosource, Inc.

W.R. 'MAX' CAREY has served as a Crosswalk director since June 1997. Since 1981, he has been Chairman and Chief Executive Officer of Corporate Resource Development, Inc., a sales and marketing consulting and training firm based in Atlanta. He currently is also a member of the Board of Directors of Outback Steakhouse, Inc., a restaurant franchiser, and ROMAC International, a leading specialty staffing services firm, both public companies.

The Board of Directors accepted the resignation of director John J. Meindl, Jr., effective January 1, 2000. There were no disagreements involved in this decision and the Board is most appreciative of Mr. Meindl's involvement as a Board member since April 1997.

The Board of Directors of Crosswalk may consider the addition of Board members for appointment during 2000. Such appointment, if any, will be rendered in a manner consistent with our By-Laws and will be announced at the time of appointment. Each director serves until the next annual meeting of stockholders and the election and qualification of their successors. Subject to the terms of employment agreements generally, executive officers are appointed by the Board of Directors annually and serve at the discretion of the Board.

                 MEETING ATTENDANCE AND COMMITTEES OF THE BOARD

Crosswalk's business is managed under the direction of the Board of Directors. The Board meets during our fiscal year to review significant developments and to act on matters requiring Board approval. The Board of Directors held five formal meetings and acted by unanimous written consent and through teleconference meetings eight times during the fiscal year ended December 31, 1999. No director attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors and their respective committee meetings held subsequent to their election to the Board in 1999.

The Board of Directors has established an Audit and Investment Committee, a Compensation Committee, and a Nominating Committee to devote attention to specific subjects and to assist the Board in the discharge of its responsibilities. The functions of these committees and their current members are described below.

-----------------------------------------------------------------------------------------------------------
Name of Committee and Members                    Functions of Committee                  Meetings in 1999
-----------------------------------------------------------------------------------------------------------
AUDIT AND INVESTMENT               -    Confers with independent accountants                    2
                                        regarding scope of examination and independence

Clay T. Whitehead (chair)          -    Reviews reports of independent accountants
Earl E. Gjelde                          and our financial statements for inclusion in
W.R. "Max" Carey                        filings with SEC
Bruce E. Edgington
                                   -    Reviews recommendations about internal
                                        controls

                                   -    Recommends selection of independent
                                        accountant to Board


                                   -    Reviews financing alternatives and makes
                                        recommendations to Board
-----------------------------------------------------------------------------------------------------------
COMPENSATION                       -    Advises Board and consults with management              2
                                        concerning salaries, incentives and other
Bruce E. Edgington (chair)              forms of compensation for the officers and
Earl E. Gjelde                          other employees of the Company
William M. Parker
                                   -    Administers the Company's existing Stock
                                        Option Plans
-----------------------------------------------------------------------------------------------------------
NOMINATING                         -    Prepares summary evaluations of Board                   3
                                        capabilities, needs, performance, and other
W.R. "Max" Carey (chair)                functions as determined by the Board
Bruce E. Edgington
William M. Parker                  -    makes recommendations to Board of changes in
                                        composition of the Board including dismissal
                                        or additions of members to the Board

                                   -    Evaluates and recommends to Board specific
                                        nominees for directorate
-----------------------------------------------------------------------------------------------------------

AUDIT AND INVESTMENT COMMITTEE DISCLOSURES. The Audit and Investment Committee has adopted a written charter, a copy of which is included as an appendix to this proxy statement. The members of this committee are independent in that they are not officers or employees of Crosswalk or our subsidiaries. The members also do not have relationships which, in the opinion of Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director serving on this committee.

NOMINATING PROCEDURE. Stockholders desiring to submit recommended Board nominees, should do so in writing to the Company, to the attention William M. Parker.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

The following Summary Compensation Table sets forth all compensation awarded to, earned by or paid for services rendered to Crosswalk in all capacities during 1997, 1998 and 1999 by the Company's Chief Executive Officer and President and other executive officers and two additional individuals whose total annual salary and bonus exceeded $100,000 in 1999.

                           SUMMARY COMPENSATION TABLE

                                                                                   Long Term Compensation
                                                                                   ----------------------
                                      Annual Compensation                                  Awards
                                      -------------------                                  ------
                                                                                         Securities
                                                                         Other Annual    Underlying       All Other
                                                        Bonus &          Compensation    Options/        Compensation
Name and Principal Position      Year       Salary($)   Commission($)      ($)(2)(3)     SARs (4)          ($) (5)
---------------------------      ----       ---------   -------------    -----------     --------        ---------
Robert C. Varney, Ph.D., Chief   1997          17,349              0           5,845           21,807          390
Executive Officer (1)            1998          23,077              0          57,631         (100,000)           0
                                 1999               0              0          86,904                0            0

William M. Parker                1998          80,177              0           2,542          270,000          160
Chief Executive Officer and      1999         165,792              0           6,327           26,000          211
Pres.

Gary A. Struzik                  1997          80,769              0           4,662            2,695            0
Chief Financial Officer and      1998          88,998              0           6,937                0          135
Secretary                        1999         108,642              0           6,327                0           97


William H. Bowers                1997          63,462              0           4,662            4,840            0
Chief Technical Officer          1998          85,331              0           6,937                0          109
                                 1999         116,753              0           6,327                0           84

Dane B. West                     1997          63,462              0           4,662            4,840            0
Vice President Business          1998          76,100              0           6,937                0          131
Development & Sales              1999          98,201         29,563           6,327            3,000            0


J. Scott Carroll                 1998          50,000         13,831           6,937                0            0
Sales Representative             1999          61,250         57,846           6,327            6,000            0

(1) In February 1998, the Board of Directors accepted the resignation of Robert C. Varney, Ph.D., as Chief Executive Officer of Crosswalk, effective upon the hire of his replacement. In March 1998, we entered into an Employment Agreement with William M. Parker, whereby Mr. Parker agreed to serve as our Chief Executive Officer and President effective April 14, 1998. Since March 23, 1998, Mr. Parker has served as a member of the Board of Directors. Pursuant to the terms of his Conclusion of Employment Agreement, Dr. Varney received severance payments equivalent to his salary upon conclusion of his employment, for a period which expired on October 22, 1999. Dr. Varney has agreed to continue to serve as a member of the Company's Board of Directors. (See "EMPLOYMENT AGREEMENTS.")

(2) Other Annual Compensation represents medical insurance premiums paid by the Company on behalf of the named executive, except for (3) below.

(3) In 1998 and 1999 respectively, Dr. Varney's Other Annual Compensation consists of $51,293 and $80,577 of severance pay and $6,338 and $6,327 of medical insurance premiums paid by Crosswalk on his behalf.

(4)  See "OPTION GRANTS IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES."

(5) All Other Compensation represents life insurance premiums paid by Crosswalk on behalf of the listed executive officers and individuals.

(6) Mr. Bowers ceased to be an officer March 10, 2000 and a director May 2, 2000.

The following tables set forth information with respect to stock options granted to the executive officers or individuals named in the "Summary Compensation Table", if any, during the fiscal year ended December 31, 1999, and the potential realizable value at assumed annual rates of stock price appreciation as indicated, over the option term.

                              OPTION GRANTS TABLE
                       AND FISCAL YEAR-END OPTION VALUES

                                                                                 Potential Realizable Value At
                    Number of     Percent of                                     Annual Rates of Stock Price
                   Securities    Total Options                                   Appreciation For the Option
                   Underlying     Granted to       Exercise                      Term
                     Options       Employees     Or Base Price
  Name             Granted(1)       in 1999      Per Share($)   Expiration Date  5%($)      10%($)
  ----             ----------    ----------      ------------   ---------------  -----------------
William M. Parker   26,000          4.8%             $9.50          3/22/09       $ 168,363      $  393,471
Dane B. West         3,000           .5%             $9.75          7/22/09          18,398      $   46,595
J. Scott Carroll     6,000          1.1%             $9.84          3/22/09       $  37,127      $   94,050

     (1)  All options are non-qualified options.

                         FISCAL YEAR END OPTION VALUES


------------------------  ------------------ --------------- ----------------------------------- -----------------------------------
                               Number                                                                   Value of Unexercised
                               Shares                         Number of Unexercised Securities          In-The-Money Options
                            Acquired on                        Underlying Options at 12/31/99               at 12/31/99
      Name                    Exercise       Value Realized  Exercisable/Unexercisable               Exercisable/Unexercisable
------------------------  ------------------ --------------- ----------------------------------- -----------------------------------
Robert C. Varney, Ph.D.          ---              ---                  216,031/45,312                     $452,135/$5,664
------------------------  ------------------ --------------- ----------------------------------- -----------------------------------
William M. Parker                ---              ---                  263,000/45,000                     $526,635/$95,625
------------------------  ------------------ --------------- ----------------------------------- -----------------------------------
Gary A. Struzik                 2,000           $19,000                 89,416/18,860                       $73,508/$2,358
------------------------  ------------------ --------------- ----------------------------------- -----------------------------------
William H. Bowers                ---              ---                  140,044/43,393                       $41,891/$4,924
------------------------  ------------------ --------------- ----------------------------------- -----------------------------------
Dane B. West                     ---              ---                  168,996/45,347                      $117,066/$5,668
------------------------  ------------------ --------------- ----------------------------------- -----------------------------------
J. Scott Carroll                 ---              ---                      6,000/0                                   $0/$0
------------------------  ------------------ --------------- ----------------------------------- -----------------------------------

              REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF
                      DIRECTORS ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors establishes our general compensation policies as well as the compensation plans and specific compensation levels for executive officers. In conjunction with the Board of Directors, it also administers our employee stock benefit plan for executive officers. The Compensation Committee includes two independent, non-employee directors who have no interlocking relationships as defined by the SEC. They independently make the recommendations to the Board as to the level of executive salaries and additional compensation.

The Compensation Committee believes that the compensation of our executive officers, including the Chief Executive Officer, should be influenced by our performance and by offerings of comparable Company's in our industry. Employment agreements with certain of our executive officers establish base salary levels. Additional compensation in the form of cash bonuses or stock options is made in accordance with the employment agreements, where applicable, or at the discretion of the Compensation Committee, or the full Board, taking into account the contributions made by the executive officers to the business objectives of Crosswalk. The Committee believes that our executive officer salaries in 1999 did not exceed levels in the industry for similarly-sized businesses.

                Compensation Committee of the Board of Directors
                               Bruce E. Edgington
                                 Earl E. Gjelde
                               William M. Parker

                             DIRECTOR COMPENSATION

We do not provide directors who are also officers of Crosswalk additional compensation for their service as directors. All non-employee directors receive reimbursement of reasonable expenses incurred in attending Board meeting.

In 1999, each non-employee director received 6,000 vested five-year options to purchase Shares at an exercise price of $8.81 per share. In addition, Mr. Edgington and Dr. Varney were issued 1,706 shares of restricted Crosswalk Common Stock for services rendered as directors.

In February 2000, the Board agreed to the following compensation plan for 2000:

     - 14,090 vested ten-year options to purchase shares of Crosswalk Common Stock at the market price of $5.50 per share

     - 3,636 ten-year options to purchase shares of Crosswalk Common Stock at the market price of $5.50 per share vesting upon attendance at an aggregate total of ten Board and committee meetings throughout 2000. Nonvested options will be cancelled at the end of 2000.

     - Each Committee Chairman will receive an additional 1,818 ten year vested options exercisable at $5.50 per share.

     - The Chairman of the Board will receive a total of 19,340 ten-year options exercisable at $5.50 per share under the same conditions as the other directors.

We have set aside 95,334 stock options from the 1998 Stock Option Plan to underlie this grant for Board compensation in 2000.

                             EMPLOYMENT AGREEMENTS

Pursuant to the resignation of Robert C. Varney, Ph.D., as the Company's Chief Executive Officer, Crosswalk entered into a Conclusion of Employment Agreement with Dr. Varney, dated February 27, 1998. Under the terms of this Conclusion of Employment Agreement, Dr. Varney receives the following:

- the right to acquire 255,343 shares of Crosswalk Common Stock granted to him during the course of his employment, at exercise prices ranging from $2.00 to $5.00 per share.

- full rights to continue, at our expense, health care benefits comparable to group coverage provided by the Company from time to time to its employees.

     - This benefit coverage will cease upon the date Dr. Varney is eligible for coverage by a succeeding employer, or under other health care coverage such as Medicare.

- severance payments equivalent to his salary upon conclusion of his employment, for a period which expired on October 22, 1999.

     - Dr. Varney and Crosswalk waived and released each other of and from any and all claims and causes of action for damages or other relief that either Dr. Varney or us may have against the other (or their personal representatives, agents, assigns, attorneys, and their officers, directors, employees, agents or representatives) based on Dr. Varney's employment or other association with Crosswalk, the conclusion of employment, or any event or transaction that occurred before February 27, 1998.

In March 1998, we entered into employment agreements with William M. Parker, Dane B. West, William H. Bowers and Gary A. Struzik. These employment agreements, which may be terminated by the employee or the Company upon thirty days prior written notice, provide for, among other things:

-    annual base salaries of $130,000, $120,000, $120,000 and $110,000 for
     Messrs. Parker, West, Bowers, and Struzik respectively. In addition, commencing April 1, 1999, the Board approved an increase in Mr. Parker's salary to $180,000 per annum. In February 2000, the Board approved an increase in Mr. Struzik's salary to $121,000 per annum.

- six (6) months of severance pay, health and group life coverage if their employment is terminated by Crosswalk.

- an agreement that during the term of his respective employment with us, and for one year thereafter not to compete with Crosswalk.

For Messrs. West, Bowers and Struzik, these employment agreements supersede a previous June 1997 set of employment agreements. On March 10, 2000, with gratitude and appreciation for their part as founders of Crosswalk and for their years of dedicated service, the employment of Mr. West and Mr. Bowers was concluded and therefore severance pay and noncompete provisions commenced at that time. Mr. West has agreed to continue to serve Crosswalk as a director.

In August 1999, we entered into an employment agreement with Stephen M. Wike, our Chief Operating Officer. This employment agreement, which may be terminated by the employee or the Company upon thirty days prior written notice, provides for, among other things:

- annual base salary of $180,000, with incentives to generate an additional $50,000 in annualized compensation.

- six (6) months of severance pay, health and group life coverage if their employment is terminated by Crosswalk.

- an agreement not to compete with Crosswalk for a five year period from date of employment.

In addition to their employment agreements, our executive officers may participate in the 1997 and 1998 Option Plans, as defined below. We do not currently have any compensation plans or similar arrangements under which an executive officer is entitled to benefits, except group life, our 401K plan, and medical and dental insurance coverage.

                        1997 AND 1998 STOCK OPTION PLANS

In April 1997, and April 1998, the Board of Directors adopted, and the stockholders approved our 1997 Stock Option Plan and 1998 Stock Option Plan, respectively (the "1997 Plan" or "1998 Plan", or together, the "Option Plans"). The 1997 Option Plan provides for the issuance of up to 2,057,937 shares of Crosswalk Common Stock. As of the Record Date:

- options to purchase 1,867,067 shares, at a weighted average price of $4.62 per share were outstanding.

     - of these outstanding grants, options to purchase 1,438,768 shares are exercisable.

-    options for 190,870 shares were exercised.

The 1998 Stock Option Plan provides for the issuance of up to 800,000 shares of Crosswalk Common Stock. As of the Record Date:

- options for 370,974 shares were outstanding at a weighted average price of $8.56 per share, none of which had been exercised.

     - of these outstanding grants, options to purchase 111,130 shares are exercisable.

- an additional 419,026 shares are available for future grants under the 1998 Plan.

If any options granted under the Option Plans shall terminate, expire or be canceled as to any shares, new options may thereafter be granted covering such shares. In addition, any shares purchased under Option Plans subsequently repurchased by us may again be granted under either of the Option Plans. The shares issued upon exercise of options under the Option Plans may, in whole or in part, may be either authorized but unissued shares or issued shares reacquired by Crosswalk.

The purpose of the Option Plans are to advance our interests by providing an opportunity to our directors, employees and consultants, including ministry partners, to purchase shares of the Company's Common Stock. By encouraging stock ownership, the Company seeks to attract, retain and motivate directors, employees and consultants. The 1997 Plan provides for the grant of:

- incentive stock options ("Incentive Options") as described in Section 422A of the Internal Revenue Code of 1986, as amended (the "Code");

- nonqualified stock options ("Nonqualified Options," and, together with the Incentive Options, the "Options"); and

- rights to purchase shares of Common Stock ("Restricted Stock") of the Company pursuant to restricted stock agreements and subscription agreements.

The 1998 Plan also includes incentive and nonqualified stock options, but does not provide for restricted stock. The Option Plans are administered by the Board of Directors, or at its discretion, by a committee which is appointed by the Board to perform such function. Under the terms of the Option Plans, the exercise price for Incentive Options may not be less than the fair market value of the underlying stock at the time the Incentive Option is granted.

The Option Plans have a provision which limits the number of shares of our Common Stock for which options may be granted to any individual during any year. With this provision, options granted under the Option Plans qualify as performance-based compensation for purposes of Section 162(m) of the Code and the regulation thereunder, and the Company will be entitled to deduct the compensation paid to certain executives pursuant to the Option Plans, notwithstanding the deduction limit contained in Section 162(m).

Under the Option Plans, the price payable upon exercise of options may be paid in cash or check acceptable to Crosswalk or by any other consideration that the Board deems acceptable. The exercise price may also be paid in shares of our Common Stock, duly owned by the optionee having a fair market value equal to the option price on the date of exercise.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In October of 1997, the Board of Directors approved the issuance of a note receivable in the amount of $75,000 to Dane B. West. We are collecting interest on this note receivable through payroll deductions at the minimum federal statutory rate at the time of issuance of 5.7%. The note was due to been repaid on October 31, 1999. At that time, Mr. West remitted $37,500. The Board approved an extension on Mr. West's note receivable to not later than April 28, 2000.

From January 1, 1999 through March 17, 2000, there were no other material transactions between the Company and any of its officers and/or directors which involved $60,000 or more.

Although we have no present intention to do so, we may in the future enter into other transactions and agreements incident to our business with directors, officers, principal stockholders and other affiliates. We intend for all such transactions and agreements to be on terms no less favorable than those obtainable from unaffiliated third parties on an arm's-length basis. In addition, the approval of a majority of the Crosswalk directors will be required for any such transactions or agreements.

                               PERFORMANCE GRAPH

The following graph shows a comparison of our cumulative total stockholder return, from the end of the first trading day (September 24, 1997) following the initial public offering of our common stock, through December 31, 1999, for Crosswalk.com, the Nasdaq Stock Market US Composite Index, the Nasdaq Computer and Data Processing Services Stock Index (the "Stock Index") and a Weighted Community Comparative Index (the "Comp Index"). The Comp Index consists of the returns of iturf.com, ivillage.com, talkcity.com, theglobe.com and salon.com, all community focused Web sites with annual revenues less than $50 million. We believe that this more closely represents a comparative performance measure versus the Stock Index or other Internet indexes which include business to business, Internet service providing or software generation, none of which is in Crosswalk's business model. In generating the Comp Index, each company was weighted by their market capitalization for each period in which a return is indicated.

The performance graph assumes that $100 was invested in our common stock, and the other indexes noted on September 24, 1997. The Comp Index could only be used going back to November of 1998 when theglobe.com completed its initial public offering. Note that historic stock price performance is not necessarily indicative of future stock price performance.

                              [PERFORMANCE GRAPH]


                             STOCKHOLDER PROPOSALS

A proper proposal submitted by a stockholder in accordance with applicable rules and regulations for presentation at our next annual meeting received at our principal executive office by November 30, 2000 will be included in our proxy statement and form of proxy for that meeting.

                        PERSONS MAKING THE SOLICITATION

The enclosed proxy is solicited on behalf of the Board of Directors of Crosswalk. We will pay the cost of soliciting proxies in the accompanying form. We may solicit proxies by email, mail, telephone and delivery service by officers, directors and our employees. We may also request banking institutions, brokerage firms, custodians, and trustees, or their nominees and fiduciaries to forward solicitation material to the beneficial owners of the Common Stock that those companies or persons hold of record. We will pay for reasonable costs of the solicitation and will reimburse forwarding expenses.

                             FINANCIAL INFORMATION

Incorporated by reference from the Registrant's 1999 Form 10-K to be filed in March 2000, pursuant to Section 13 of the Exchange Act. We have also provided a copy of our annual report, additional copies of which are available, without charge, by contacting us at the address provided herein.

                                 OTHER MATTERS

The Board of Directors is not aware of any matter to be presented for action at the meeting other than the matters set forth herein. Should any other matter requiring a vote of stockholders arise, the proxies in the enclosed form confer upon the person or persons entitled to vote the shares represented by such proxies discretionary authority to vote the same in accordance with their best judgment in the interest of Crosswalk.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON. YOU ARE URGED TO COMPLETE, SIGN AND RETURN THE PROXY IN THE ENCLOSED POSTAGE-PAID, ADDRESSED ENVELOPE.

                                           BY ORDER OF THE BOARD OF DIRECTORS,

                                           GARY A. STRUZIK
                                           CHIEF FINANCIAL OFFICER AND SECRETARY

                              CROSSWALK.COM, INC.
                      4100 LAFAYETTE CENTER DR. SUITE 110
                              CHANTILLY, VA 20151

             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
          CROSSWALK.COM INC. FOR THE ANNUAL MEETING OF STOCKHOLDERS ON
                                  MAY 3, 2000

The undersigned hereby constitutes and appoints James G. Buick and William M. Parker, and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders to be held at the Eastern Loudoun Regional Library, Conference Room "B", 21030 Whitfield Place, Sterling, Virginia 20165, on Wednesday, May 3, 2000 at 10:30 a.m., local time, and at any adjournments thereof, on all matters coming before said meeting.

PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE:   /X/

          1. ELECTION OF JAMES G. BUICK, WILLIAM M. PARKER, STEPHEN M. WIKE, DR. ROBERT C. VARNEY, DANE B. WEST, BRUCE E. EDGINGTON, CLAY T. WHITEHEAD, EARL
E. GJELDE, AND WILLIAM RUSSELL 'MAX' CAREY, JR. TO THE CROSSWALK.COM BOARD OF DIRECTORS.

          IN FAVOR OF ALL NOMINEES [  ]  WITHHOLD AUTHORITY TO VOTE FOR ALL
NOMINEES [   ]

          WITHHOLD THE FOLLOWING:

          (Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided above.)

         2. PROPOSAL TO APPROVE AN AMENDMENT TO THE CROSSWALK.COM INC. 1998 STOCK OPTION PLAN TO INCREASE BY 400,000 THE NUMBER OF SHARES OF COMMON STOCK ISSUABLE THEREUNDER.

         FOR      [  ]        AGAINST    [  ]              ABSTAIN    [  ]

         3. RATIFICATION OF SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR FISCAL YEAR 2000.

         FOR     [  ]         AGAINST    [  ]              ABSTAIN    [  ]

         4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

                 (Continue and to be signed on the other side.)

                        (Continued from the other side.)

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted IN FAVOR of the election of the directors named in this proxy card and FOR Proposals 2,3, and 4.

          TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE
            COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT
                                    PROMPTLY

            THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE ACCOMPANYING
               NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY
                               STATEMENT FOR THE
                   MAY 3, 2000 ANNUAL MEETING OF STOCKHOLDERS

Stockholder Signature(s): _______________________     _________________________

Date: _____________________________

Stockholder Printed Name(s): ____________________     _________________________

Please sign your name exactly as it appears hereon. Joint owners must each sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as it appears thereon. If a corporation, please sign in full corporate name as President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                    CROSSWALK.COM, INC. (FORMERLY DIDAX INC.)

                             1998 STOCK OPTION PLAN
                            As Amended March 3, 2000

      1.PURPOSE. The purpose of this Plan is to advance the interests of Crosswalk.com, Inc. (formerly DIDAX, INC.) (the "Company") by providing an opportunity to its selected directors, key employees (as defined in Paragraph 2(b)) and consultants (as defined in Paragraph 2(a)) to purchase shares (the "Shares") of the Common Stock, par value $.01 per share (the "Common Stock"), of the Company. By encouraging stock ownership, the Company seeks to attract, retain and motivate key employees, consultants and ministry partners. It is intended that this purpose will be effected by the granting of (i) incentive stock options ("Incentive Options") as described in Section 422A of the Internal Revenue Code of 1986, as amended (the "Code"); and (ii) nonqualified stock options ("Nonqualified Options," and, together with the incentive options, the "Options") as provided herein. (Collectively, the "Stock Incentives").

      2.DEFINITIONS.

            (a) The term "consultants" means those persons, other than employees of the Company, who provide services to the Company, including nonemployee directors of the Company, and who are determined by the Compensation Committee to be eligible for Stock Incentives under this Plan.

            (b) The term "key employees" means those executive, administrative, operational, engineering or managerial employees who are determined by the Compensation Committee to be eligible for Stock Incentives under this Plan.

            (c) The term "ministry partners" means those organizations or individuals. other than employees and consultants, whose relationship with the Company is critical to meeting the Company's business objectives and who are determined by the Compensation Committee to be eligible for stock incentives under this plan.

            (d) The term "optionee" means an individual to whom an option is granted under this Plan.

            (e) The term "grantee" means an individual to whom a purchase right is granted under this Plan.

      3. EFFECTIVE DATE. This Plan becomes effective April 6, 1998, with amendment on February 26, 1999 to increase the number of shares underlying the Plan from 400,000 to 800,000, as so adopted by the Board of Directors of the Company, and approved by the stockholders on May 5, 1999, and with amendment on March 3, 2000 to increase the number of shares underlying the Plan from 800,000 to 1,200,000, as so adopted by the Board of Directors of the Company, subject to stockholder approval.

      4. STOCK SUBJECT TO THE PLAN. The Shares that may be purchased (through the exercise of options) under this Plan shall not exceed in the aggregate 1,200,000 Shares. If any Stock Incentives granted under the Plan shall terminate, expire or be cancelled as to any Shares, new Stock Incentives may thereafter be granted covering such Shares. In addition, any Shares purchased under this Plan subsequently repurchased by the Company pursuant to the terms hereof may again be granted under the Plan. The Shares issued upon exercise of Stock Incentives under this Plan may, in whole or in part, be either authorized but unissued Shares or issued Shares reacquired by the Company. Notwithstanding any other provisions of this Plan, the aggregate number of Shares subject to outstanding options granted under the Plan, plus the aggregate number of shares issued upon the exercise of all options granted under the Plan, shall never be permitted to exceed the number of Shares specified in the first sentence of section 4, except in accordance with subsection 8(a) below.

      5. ADMINISTRATION. The Plan shall be administered by the Board of Directors of the Company (the "Board"), or by a committee appointed by the Board which shall not have less than two (2) members (in either case, the "Compensation Committee"). No single participant may receive options to purchase more than the total number of shares authorized for issuance under the 1998 Plan. The Compensation Committee is tasked with the responsibility of recommending option grants for approval by the Board of Directors and the Compensation Committee or the Board of Directors may delegate administrative duties to such employees of the Company as it deems proper. However, it is only through a majority vote of the Board of Directors, either acting on its own or via the recommendation of the Compensation Committee, that nonqualified stock options or incentive stock options to purchase shares of Common Stock may be granted, and thus it is ultimately the Board of Directors, subject to the provisions of the 1998 Plan, that shall have the sole authority, in its discretion:"

            (a) to determine to which of the eligible individuals, and the time or times at which, options to purchase Common Stock of the Company shall be granted;

            (b) to determine the number of shares of Common Stock to be subject to options granted to each eligible individual;

            (c) to determine the price to be paid for the shares of Common Stock upon the exercise of each option;

            (d) to terminate the Plan or accelerate Option vesting, and to determine the vesting and duration of each option granted;

            (e) to determine the terms and conditions of each stock option agreement (which need not be identical) entered into between the Company and any eligible individual to whom the Board of Directors has granted an option;

            (f) to interpret the Plan; and

            (g) to make all determinations deemed necessary or advisable for the administration of the Plan.

      The Compensation Committee, if any, shall be appointed by and shall serve at the pleasure of the Board of Directors of the Company. No member of the Compensation Committee shall be liable for any action or determination made with respect to the Plan.

      6. ELGIBLE EMPLOYEES, CONSULTANTS AND MINISTRY PARTNERS. Incentive Options may be granted to such key employees of the Company, including members of the Board of Directors who are also employees of the Company, as are selected by the Compensation Committee and approved by Board of Directors. Nonqualified Options may be granted to such key employees, consultants and ministry partners, including members of the Board of Directors, as are selected by the Compensation Committee and approved by the Board of Directors. The term "employee" includes an officer or director who is an employee of the Company or a parent or subsidiary of it, as well as a nonofficer, nondirector employee of the Company or a parent or subsidiary or it.

      7. DURATION OF THE PLAN. This Plan shall terminate ten (10) years from the effective date of this Plan, unless terminated earlier pursuant to Paragraph 13 hereof, and no Stock Incentives may be granted after such termination.

      8. RESTRICTIONS ON INCENTIVE OPTIONS. Incentive Options (but not Nonqualified Options) granted under this Plan shall be subject to the following restrictions:

            (a) Limitation on Number of Shares. The aggregate fair market value, determined as of the date the Incentive Option is granted, of the Shares with respect to which Incentive Options are exercisable for the first time by an employee during any calendar year shall not exceed $100,000. If an employee is eligible to participate in any other incentive stock option plans of the Company which are also intended to comply with the provisions of Section 422A of the Code, the applicable annual limitation shall apply to the aggregate number of Shares for which Incentive Options may be granted under all such plans. An Incentive Option may be granted which exceeds the $100,000 limitation, as long as under then applicable law the portion of such option which is exercisable for shares in excess of the $100,000 limitation shall be treated as a nonqualified option. No Incentive Options may be exercised until and unless the Plan is approved by the shareholders within one year of the date hereof, such approval to be expressed in any legal way under Delaware law.

            (b) 10% Stockholder. If any employee to whom an Incentive Option is granted pursuant to the provisions of the Plan is on the date of grant the owner of stock (as determined under Section 425(d) of the Code) possessing more than 10% of the total combined voting power of all classes of stock of the Company (or of any parent or subsidiary of the Company), then the following special provisions shall be applicable to the Incentive Option granted to such individual:

                (i) The option price per Share subject to such Incentive Option shall not be less than 110% of the fair market value of one Share on the date of grant; and

                (ii) The Incentive Option shall not have a term in excess of five (5) years from the date of grant.

               In determining stock ownership, an Optionee shall be considered as owning the voting capital stock owned, directly or indirectly, by or for his brother and sisters, spouse, ancestors, and lineal descendants. Voting capital stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be considered as being owned proportionately by or for its shareholders, partners, or beneficiaries, as applicable. Common Stock with respect to which any such Optionee holds an option shall not be counted. Additionally, outstanding capital stock shall include all capital stock actually issued and outstanding immediately after the grant of the option to the Optionee. Outstanding capital stock shall not include capital stock authorized for issue under outstanding options held by the Optionee or by any other person.

      9. TERMS AND CONDITIONS OF OPTIONS. Incentive and Nonqualified Options granted under this Plan shall be evidenced by stock option agreements in such form and not inconsistent with the Plan as the Compensation Committee may recommend and the Board of Directors shall approve from time to time, which agreements shall evidence the following terms and conditions:

            (a) Price.

                (i) Incentive Options. Subject to the condition of subparagraph
                (b)(i) of Paragraph 8, if applicable, with respect to each Incentive Option, the purchase price per Share payable upon the exercise of each Incentive Option granted hereunder shall be recommended by the Compensation Committee and approved by the Board of Directors and shall be not less than 100% of the fair market value of one Share on the day the option is granted.

                (ii) Nonqualified Options. With respect to each Nonqualified Option, the purchase price per Share payable upon the exercise of each Nonqualified Option granted hereunder shall be recommended by the Compensation Committee and approved by the Board of Directors at the time the Nonqualified Option is granted, but shall not be less than 40% of fair market value at the time of grant.

            (b) Number of Shares. Each option agreement shall specify the number of Shares to which it pertains.

            (c) Exercise. Subject to the conditions of subparagraphs (a) and (b)
            (ii) of Paragraph 8, if applicable, each option shall be exercisable for the full amount or for any part thereof and at such intervals or in such installments as the Compensation Committee recommends and the Board of Directors determines at the time it grants such option; provided, however, that no option shall be exercisable with respect to any Shares later than ten (10) years after the date of the grant of such option.

            (d) Notice of Exercise and Payment. An option shall be exercisable only by delivery of a written notice to the Compensation Committee or the Board of Directors, any member of the Compensation Committee or the Board of Directors, the Company's Secretary, or any other officer of the Company designated by the Compensation Committee and approved by the Board of Directors to accept such notices on its behalf, specifying the number of Shares for which it is exercised. If such Shares are not at the time effectively registered under the Securities Act of 1933, as amended, the Optionee shall include with such notice a letter, in form and substance satisfactory to the Company confirming that such Shares are being purchased for the Optionee's own account for investment and not with a view to the resale or distribution thereof. Payment shall be made in full at the time of delivery to the Optionee of a certificate or certificates covering the number of Shares for which the option was exercised. Payment shall be made (i) by cash or check, (ii) if permitted by the Compensation Committee and approved by the Board of Directors, by delivery and assignment to the Company of shares of the Company's stock having a fair market value (as determined by the Compensation Committee) equal to the exercise price, (iii) if permitted by the Compensation Committee and approved by the Board of Directors, by a promissory note, or (iv) by a combination of (i), (ii), and (iii). The value of the shares of the Company's stock for such purpose shall be its fair market value as of the date the option is exercised, as determined in accordance with procedures to be established by the Compensation Committee and approved by the Board of Directors.

            (e) Withholding Taxes; Delivery of Shares. The Company's obligation to deliver Shares upon exercise of a Nonqualified Option, in whole or in part, shall be subject to the Optionee's satisfaction of all applicable federal, state, and local income and employment tax withholding obligations. The Optionee may satisfy the obligation, in whole or in part, by electing to have the Company withhold Shares having a value equal to the amount required to be withheld. The value of Shares to be withheld shall be based on the fair market value of the Shares on the date the amount of tax to be withheld is to be determined. If Common Stock acquired by exercise of an incentive stock option granted pursuant to this Plan is disposed of within two (2) years from the date of grant of the option or within one (1) year after the transfer of the Common Stock to the Optionee, the holder of the Common Stock immediately prior to the disposition shall promptly notify the Company in writing of the date and terms of the disposition and shall provide such other information regarding the disposition as the Company may reasonably require.

            (f) Nontransferability. No option shall be transferable by the Optionee otherwise than by will or the laws of descent or distribution, and each option shall be exercisable during his lifetime only by him (except as otherwise provided for in subparagraph (g) below).

            (g) Termination of Options to Employees. Each option shall terminate and may no longer be exercised if the Optionee ceases for any reason to be an employee of the Company, except that:

               (i) if the Optionee's performance of services shall have terminated for any reason other than cause, resignation or other voluntary action before his eligibility to retire, disability (as defined below) or death, he may at any time within a period of thirty (30) days after such termination of the performance of services exercise his option to the extent that the option was exercisable by him on the date of termination of his performance of services;

               (ii) if the Optionee's performance of services shall have been terminated because of disability within the meaning of Section 22(e)(3) of the Internal Revenue Code, the Optionee may, at any time within a period of one (1) year after the termination of performance of services, exercise his option to the extent that the option was exercisable by him on the date of termination of his employment or performance of services; and

               (iii) if the Optionee dies at a time when the option was exercisable by him, then his estate, personal representative or beneficiary to whom it has been transferred may exercise the option over the period of its natural expiration, or thirty days after the date of death, whichever is later.

               (iv) The Board of Directors determines to extend the option exercise date for the nonqualified portion of the plan on a case by case basis.

            (h) Termination of Options to Directors, Consultants and Ministry Partners. All vested stock options granted to outside Board members for services rendered while on the Board, will remain in place until their normal expiration, whether the individual remains an active Board member or not, as the Options were granted in recognition of services rendered while the individual was an active Board member. All vested stock options granted to consultants and ministry partners for services rendered while contracted by the Company, will remain in place until their normal expiration, as the Options were granted in recognition of services rendered while the individual was contracted by the Company.

               (i) if the Director, Consultant or Ministry Partner dies at a time when the option was exercisable by him, then his estate, personal representative or beneficiary to whom it has been transferred may exercise the option over the period of its natural expiration, or thirty days after the date of death, whichever is later.

            (i) Rights as Stockholder. The Optionee shall have no rights as a stockholder with respect to any Shares covered by his option until the date of issuance of a stock certificate to him for such Shares.

                (i) Repurchase of Shares by the Company. Any Shares purchased by an Optionee upon exercise of an option may in the discretion of the Compensation Committee and approved by the Board of Directors be subject to repurchase by the Company if and to the extent specifically set forth in the agreement pursuant to which the Shares were purchased.

      10. STOCK DIVIDENDS; STOCK SPLITS; STOCK COMBINATIONS; RECAPITALIZATIONS. Appropriate adjustment shall be made in the maximum number of Shares of Common Stock subject to the Plan and in the number, kind and price of Shares covered by any Stock Incentive granted hereunder to give effect to any stock dividends or other distributions, stock splits, stock combinations, recapitalizations and other similar changes in the capital structure of the Company after the effective date of the Plan.

      11. MERGER; SALE OF ASSETS; DISSOLUTION. In the event of a change of the Common Stock resulting from a merger or similar reorganization as to which the Company is the surviving corporation, the number and kind of shares which thereafter may be subject to Stock Incentives granted under this Plan and the number, kind and price of Shares then subject to Stock Incentives shall be appropriately adjusted in such manner as the Compensation Committee recommends and the Board of Directors may deem equitable to prevent substantial dilution or enlargement of the rights available or granted hereunder. Except as otherwise determined by the Board of Directors of the Company, a merger or a similar reorganization that the Company does not survive, or a sale of all or substantially all of the assets of the Company, shall cause every nonvested Incentive Option and Nonqualified Option outstanding hereunder to terminate, to the extent not then exercised, unless any surviving entity agrees to assume the obligations hereunder.

      12. NO RIGHTS. Except as hereinabove expressly provided in Sections 10, no Optionee shall have any rights by reason of any subdivision or consolidation of shares of the capital stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of any class or by reason of any dissolution, liquidation, merger or consolidation or spin-off of assets or stock of another corporation, and any issue by the Company of shares of stock of any class or of securities convertible into shares of stock of any class shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to any option granted hereunder. The grant of an option pursuant to this Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or consolidate or to dissolve, liquidate, sell, or transfer all or any part of its business or assets.

      13. COMPLIANCE WITH APPLICABLE LAWS. Notwithstanding any other provision of the Plan, the Company shall have no liability to issue any shares under the Plan unless such issuance would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity. Prior to the issuance of any shares under the Plan, the Company may require a written statement that the recipient is acquiring the shares for investment and not for the purpose or with the intention of distributing the shares.

      14. DEATH OF A PARTICIPANT. In the event of the death of an Optionee, any options which the Optionee was entitled to exercise on the date immediately preceding his death shall be exercisable by the person or persons to whom those rights pass by will or by the laws of descent and distribution. Any such exercise shall be by written notice thereof filed with the Secretary of the Company at the Company's corporate headquarters prior to the option's expiration date, and any person exercising such an option shall be treated as an Optionee for purposes of the provisions of this Plan.

      15. EMPLOYMENT AND SHAREHOLDER STATUS. The Plan does not constitute a contract of employment, and selection as an Optionee will not give any employee the right to be retained in the employ of the Company. The grant of an option under the Plan shall not confer upon the holder thereof any right as a shareholder of the Company. As of the date on which an Optionee exercises an option, the Optionee shall have all rights of a stockholder of record with respect to the number of shares of Common Stock as to which the option is exercised, irrespective of whether certificates to evidence the shares of stock have been issued on such date. If the redistribution of shares is restricted pursuant to Paragraph 12, certificates representing such shares may bear a legend referred to such restrictions.

      16. TERMINATION OR AMENDMENT OF PLAN. The Board of Directors may at any time terminate this Plan or make such changes in or additions to the Plan as it deems advisable without further action on the part of the stockholders of the Company, including revising the number of shares reserved for issuance hereunder, provided that no such termination or amendment shall adversely affect or impair any then outstanding Stock Incentive without the consent of the person holding such Stock Incentive.

 17. TERMINATION. The Plan shall terminate automatically on April 6, 2008, and may be terminated at any earlier date by the Board. No option shall be granted hereunder after the termination of the Plan, but such termination shall not affect the validity of any option then outstanding.

      18. TIME OF GRANTING OPTIONS. The date of grant of an option hereunder shall, for all purposes, be the date on which the Board of Directors makes the determination granting such option.

      19. RESERVATION OF SHARES. The Company, during the terms of this Plan, will at all times reserve and keep available such number of shares of its Common Stock as shall be sufficient to satisfy the requirements of the Plan.

      20. EFFECTIVE DATE. This Plan was adopted by the Board of Directors, pursuant to stockholder approval in accordance with the requirements of the Internal Revenue Code and the Delaware General Corporation Law of the Company, on April 6, 1998, with amendment on February 26, 1999, and March 3, 2000, and shall be effective on said date, provided the Plan is approved within twelve (12) months of said date. Options may be granted, but may not be exercised, prior to the date of such shareholder approval.

      21. CORPORATION FINANCIAL INFORMATION. The Company shall provide, upon request, all Optionees on an annual basis with a balance sheet and income statement for the then ending fiscal year.

                            AUDIT COMMITTEE CHARTER

ORGANIZATION

There shall be a committee of the board of directors to be known as the audit committee. The audit committee shall be composed of directors who are independent of the management of the corporation and are free of any relationship that, in the opinion of the board of directors, would interfere with their exercise of independent judgment as a committee member.

STATEMENT OF POLICY

The audit committee shall provide assistance to the corporate directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the corporation, and the quality and integrity of the financial reports of the corporation. In so doing, it is the responsibility of the audit committee to maintain free and open means of communication between the directors the independent auditors the internal auditors and the financial management of the corporation.

RESPONSIBILITIES

In carrying out its responsibilities, the audit committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the corporation are in accordance with all requirements and are of the highest quality.

In carrying out these responsibilities, the audit committee will:

     - Review and recommend to the directors the independent auditors to be selected to audit the financial statements of the corporation and its divisions and subsidiaries.

     - Meet with the independent auditors and financial management of the corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

     - Review with the independent auditors, the company's internal auditor, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Further, the committee periodically should review company policy statements to determine their adherence to the code of conduct.

     - Review the internal audit function of the corporation including the independence and authority of its reporting obligations, the proposed audit plans for the coming year, and the coordination of such plans with independent auditors.

     - Receive prior to each meeting, a summary of findings from completed internal audits and a progress report on the proposed internal audit plan, with explanations for any deviations from the original plan.

     - Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Any changes in accounting principles should be reviewed.

     - Provide sufficient opportunity for the internal and independent auditors to meet with the members of the audit committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the corporation's financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

     - Review accounting and financial human resources and succession planning within the company.

     - Submit the minutes of all meetings of the audit committee to, or discuss the matters discussed at each committee meeting with, the board of directors.

     - Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.